UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 12, 2006
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, OK		74172

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	918-573-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The Williams Companies, Inc. (“Williams”) today announced the expiration, at 5:00 p.m. New York City time on Wednesday, January 11, 2006 (the “Expiration Date”), of its previously announced offer to pay a cash premium to holders of any and all of up to $299,987,000 principal amount outstanding 5.50% Junior Subordinated Convertible Debentures due 2033 who elected to convert their debentures to shares of Williams’ common stock.
As of 5:00 p.m. New York City time on the Expiration Date, holders of $213,941,900 aggregate principal amount of the outstanding Debentures (constituting 71.3% of the principal amount of the outstanding Debentures) had delivered valid tenders pursuant to the Offer.
A copy of the press release announcing the same is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein.
Item 9.01. Financial Statements and Exhibits.
(a)	None

(b)	None

(c)	Exhibits:
Exhibit 99.1 Copy of press release dated January 12, 2006, publicly reporting the matters discussed herein, filed pursuant to Item 8.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.
January 12, 2006

/s/ Brian K. Shore

	Name:	Brian K. Shore
	Title:	Secretary

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated January 12, 2006

4